                                                                   Exhibit 4.7

                                        2ND AMENDMENT TO THE SERVICE-RENDERING
                                        AGREEMENT ENTERED INTO BY TELEMAR NORTE
                                        LESTE S/A, TNL PCS S/A AND TNL
                                        CONTAX S/A.

TELEMAR NORTE LESTE S.A., a corporate entity headquartered in the city of Rio de Janeiro, state of Rio de Janeiro at Rua General Polidoro nr. 99, Botafogo, Zip Code 22.280-001, registered at the Finance Ministry under Corporate TIN 33.000.118/0001-79, herein represented by way of its Corporate Charter, hereinafter designated "TELEMAR"; and

TNL PCS S.A., a corporate entity headquartered in the city of Rio de Janeiro, state of Rio de Janeiro, at Rua Jangadeiros nr. 48, Ipanema, Zip Code 22.420-010, registered at the Finance Ministry under Corporate TIN 04.164.616/0001-59, herein represented by way of its Corporate Charter, hereinafter designated "OI";

both hereinafter designated "CONTRACTING PARTIES";

and:

TNL CONTAX S.A., a corporate entity headquartered in the city of Rio de Janeiro, state of Rio de Janeiro, at Rua do Passeio nr. 48 to 56 (part), Zip Code 20021-290, registered at the Finance Ministry under Corporate TIN
02.757.614/0001-48, herein represented by way of its Corporate Charter, hereinafter designated "CONTRACTED PARTY";

all hereinafter jointly designated as "Parties" and individually as "Party".

WHEREAS, by virtue of the specifications set forth in the Service-Rendering Agreement entered into by the CONTRACTING PARTIES and the CONTRACTED PARTY on November 30th 2004 (the "AGREEMENT"), especially, but not exclusively, with regard to the volume and specifications of services agreed upon, the CONTRACTED PARTY was forced to promote considerable investments in order to become operationally qualified for the performance of the services agreed upon during the Agreement's legal effect;

WHEREAS, the Parties deemed it necessary, for the equilibrium of their contractual relations, to reevaluate the terms of provisions 14 and 15 of the AGREEMENT dealing, respectively, with its legal effect, denouncement and rescission, in order to avoid equivocal interpretations with regard to the application of these provisions;

The Parties hereto decide to enter into the present Amendment to the AGREEMENT, which shall be governed by the following provisions and conditions:

PROVISION ONE - AS REGARDS CONTRACTUAL ALTERATION

1.1. The Parties agree to rectify the content of Provision Fourteen of the AGREEMENT, which shall enter force with the following wording:

        "PROVISION FOURTEEN: AS REGARDS THE LEGAL EFFECT AND DENOUNCEMENT
                                OF THE AGREEMENT"

     14.1 "This AGREEMENT shall remain in force for as long as the CONTRACTED PARTY may be rendering at least one of the services indicated in Attachment I and may not be lawfully rescinded by either one of the Parties prior to the expiration of the initial periods set forth in Attachment I. Upon expiration of the initial periods set forth for each one of the services indicated in the referred-to Attachment I, the duration for the rendering of these services shall be renewed automatically for periods identical to those originally contracted, without interruption in continuity, under due observance of what has been set forth in item 14.1.1, as regards the possible interest of either one of the Parties of discontinuing the services.

          14.1.1 Should either one of the Parties be interested in the discontinuation of the rendering of any one of the services indicated on Attachment I, it shall communicate such a decision to the other Party (or to the Parties, should the interest for the discontinuation of the services proceed from the CONTRACTED PARTY) with a minimum antecedence of 12 months prior to the termination of the period (or of their renewals in the manner indicated in item 14.1) set forth in Attachment I for the rendering of the respective service, indicating the service whose rendering it intends to discontinue.

          14.1.2 In the event that the CONTRACTING PARTIES should manifest, in the manner indicated on item 14.1.1., interest for discontinuing any one of the services set forth in Attachment I, they shall bear payment of the amount equivalent to the CONTRACTED PARTY'S billings of the past 12 months relative to the discontinued service, an amount that the Parties forthwith deem as sufficient and proper to indemnify the CONTACTED PARTY for the scope of the investments carried out for the rendering of that specific service.

     14.2 It should be borne in mind that during renewal periods, all the terms of this AGREEMENT shall remain in force. Possible alterations in the terms of this AGREEMENT shall be the object of contractual amendments entered into by the Parties' legal representatives, under exclusion of any other form of modification of or addition to this AGREEMENT."

1.2. The Parties agree upon that all references made in the AGREEMENT'S Attachments with regard to the application of item 14.1, shall include all the items of Provision Fourteen as altered by the present amendment.

1.3. The parties concur in rectifying the content of the AGREEMENT'S Provision Fifteen, which shall enter force with the following wording:

     "PROVISION FIFTEEN: AS REGARDS RESCISSION

     15.1. The AGREEMENT may lawfully be rescinded by the CONTRACTING PARTIES at any time, under the following circumstances:

          A. The unmotivated interruption of services for a period exceeding 30 uninterrupted days..

          B. The unjustified non-payment of charges of a social security and labor nature or the non-payment of taxes capable of materially affecting the CONTRACTING PARTIES.

          C. The determination of bankruptcy or liquidation by either one of the Parties.

          D. The occurrence of a fortuitous event or of force majeure rendering impossible in definitive manner the regular and continuous performance of the AGREEMENT;

     15.2 In the event of rescission of this AGREEMENT due to the occurrence of the hypotheses listed under letters A and B of item 15.1, the CONTRACTED PARTY shall pay to the CONTRACTING PARTIES a penalty in the amount equivalent to its billings of the last three (3) months prior to the date in which the CONTRACTING PARTIES notify the CONTRACTED PARTY with regard to the rescission of the AGREEMENT."

PROVISION TWO - FINAL DISPOSITIONS

2.1 All other Provisions of the AGREEMENT that were not object of the present Amendment remain unaltered and fully in force, and are for all legal effects, ratified.

In witness whereof the Parties hereto have set their hands to three (3) copies of equal wording in the presence of the witnesses appointed below.

                       Rio de Janeiro, October 18th 2005.

                            TELEMAR NORTE LESTE S.A.

-------------------------------------   ----------------------------------------

                                  TNL PCS S.A.

-------------------------------------   ----------------------------------------

                                 TNL CONTAX S.A.

-------------------------------------   ----------------------------------------

WITNESSES:


-------------------------------------   ----------------------------------------
Name:                                   Name:
      -------------------------------         ----------------------------------
TIN/FM:                                 TIN/FM:
        -----------------------------           --------------------------------


                                                                               3